                                                                     EXHIBIT 2.3

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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                                CORESTAFF, INC.,
                                     (BUYER)


                       WORKGROUP PRODUCTIVITY CORPORATION,
                                      (WPC)


                                       AND


                             THE SHAREHOLDERS OF WPC
                             (COLLECTIVELY, SELLERS)







                          DATED AS OF DECEMBER 31, 1997

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

                                TABLE OF CONTENTS

                                                                                                                 PAGE



1.       Definitions..............................................................................................1


2.       Purchase and Sale of WPC Shares..........................................................................6
         (a)      Basic Transaction...............................................................................6
         (b)      Purchase Price..................................................................................6
         (d)      Date and Form of Payment........................................................................7
         (e)      Working Capital Adjustments.....................................................................7
         (f)      The Closing.....................................................................................8
         (g)      Deliveries at the Closing.......................................................................8


3.       Representations and Warranties Concerning the Transaction................................................8
         (a)      Representations and Warranties of each Seller...................................................8
                  (i)      Authorization of Transaction...........................................................8
                  (ii)     Noncontravention.......................................................................9
                  (iii)    Broker's Fees..........................................................................9
                  (iv)     WPC Shares.............................................................................9
         (b)      Representations and Warranties of the Buyer....................................................10
                  (i)      Organization of the Buyer.............................................................10
                  (ii)     Authorization of Transaction..........................................................10
                  (iii)    Noncontravention......................................................................10
                  (iv)     Brokers' Fees.........................................................................10
                  (v)      Investment............................................................................10


4.       Representations and Warranties Concerning WPC...........................................................11
         (a)      Organization, Qualification, and Corporate Power...............................................12
         (b)      Capitalization.................................................................................12
         (c)      Noncontravention...............................................................................12
         (d)      Subsidiaries...................................................................................13
         (e)      Financial Statements...........................................................................13
         (f)      Events Subsequent to the Most Recent Fiscal Year End...........................................13
         (g)      Undisclosed Liabilities........................................................................15
         (h)      Tax Matters....................................................................................16
         (i)      Tangible Assets................................................................................17
         (j)      Owned Real Property............................................................................17
         (k)      Intellectual Property..........................................................................18
         (l)      Real Property Leases...........................................................................20
         (m)      Contracts......................................................................................21

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
         (n)      Notes and Accounts Receivable..................................................................22
         (o)      Powers of Attorney.............................................................................22
         (p)      Insurance......................................................................................22
         (q)      Litigation.....................................................................................23
         (r)      Employees......................................................................................23
         (s)      Employee Benefits..............................................................................23
         (t)      Guaranties.....................................................................................25
         (u)      Environment, Health, and Safety................................................................25
         (v)      Legal Compliance...............................................................................27
         (w)      Certain Business Relationships with WPC........................................................28
         (x)      Brokers' Fees..................................................................................28
         (y)      Disclosure.....................................................................................28


5.       Pre-Closing Covenants...................................................................................28
         (a)      General........................................................................................28
         (b)      Notices and Consents...........................................................................28
         (c)      Operation of Business..........................................................................29
         (d)      Preservation of Business.......................................................................29
         (e)      Access.........................................................................................29
         (f)      Notice of Developments.........................................................................30
         (g)      Exclusivity....................................................................................30
         (h)      Delivery of Information........................................................................30
         (i)      Cancellation of Options, Bonus Programs and Phantom
                  Stock  Plans...................................................................................30


6.       Additional Covenants....................................................................................31
         (a)      General........................................................................................31
         (b)      Litigation Support.............................................................................31
         (c)      Transition.....................................................................................31
         (d)      Confidentiality................................................................................31
         (e)      Termination of Bank Facilities; Release of Guaranties..........................................32
         (f)      Monitoring Information.........................................................................32
         (g)      Section 338(h)(10) Election....................................................................32
         (h)      Landlords' Consents............................................................................33
         (i)      Additional Tax Matters.........................................................................33
         (j)      Covenant Not to Compete........................................................................33
         (k)      Conduct During Earned Payout Periods...........................................................34


7.       Conditions to Obligations to Close......................................................................35
         (a)      Conditions to Obligation of the Buyer..........................................................35
         (b)      Conditions to Obligations of the Sellers.......................................................37

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
8.       Remedies for Breaches of This Agreement.................................................................38
         (a)      Survival.......................................................................................38
         (b)      Indemnification Provisions for Benefit of the Buyer............................................39
         (c)      Indemnification Provisions for Benefit of the Sellers..........................................41
         (d)      Matters Involving Third Parties................................................................41
         (e)      Determination of Loss..........................................................................42
         (f)      Exclusive Remedy...............................................................................42
         (g)      Payment; General Right of Offset...............................................................42
         (h)      Other Indemnification Provisions...............................................................42
         (i)      Arbitration with Respect to Certain Indemnification Matters....................................42


9.       Termination.............................................................................................43
         (a)      Termination of Agreement.......................................................................43
         (b)      Effect of Termination..........................................................................44


10.      Miscellaneous...........................................................................................44
         (a)      The Sellers....................................................................................44
         (b)      Press Releases and Announcements...............................................................45
         (c)      No Third-Party Beneficiaries...................................................................45
         (d)      Entire Agreement...............................................................................45
         (e)      Succession and Assignment......................................................................45
         (f)      Facsimile/Counterparts.........................................................................46
         (g)      Headings.......................................................................................46
         (h)      Notices........................................................................................46
         (i)      Submission to Jurisdiction.....................................................................47
         (j)      Amendments and Waivers.........................................................................48
         (k)      Severability...................................................................................48
         (l)      Expenses.......................................................................................48
         (m)      Construction...................................................................................48
         (n)      Incorporation of Exhibits, Annexes, and Schedules..............................................48
         (o)      Specific Performance...........................................................................49


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

                     LIST OF EXHIBITS, ANNEXES AND SCHEDULES

EXHIBITS

Exhibit A            Financial Statements
Exhibit B-1          Form of Existing Employee Option Cancellation Agreement
Exhibit B-2          Form of New Employee Option Cancellation Agreement
Exhibit C            Form of Sellers Noncompete Agreement
Exhibit D            Form of Opinion of Buyer's Legal Counsel
Exhibit E            Form of Opinion of Seller's Legal Counsel
Exhibit F            Confidentiality Agreement



ANNEXES

Annex I              Determination of Adjusted EBIT of WPC
Annex II             Exceptions to Representations and Warranties of Sellers
Annex III            Exceptions to Representations and Warranties of Buyer
Annex IV             WPC Information
Annex V              Persons to Deliver Employment Agreements
Annex VI             Persons to Deliver Cancellation and Non-Solicitation
                     Agreements


SCHEDULES

Allocation Schedule
Disclosure Schedule


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

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into as of the 31st day of December, 1997, by and among CORESTAFF, INC., a Delaware corporation (the "BUYER"), WORKGROUP PRODUCTIVITY CORPORATION, an Illinois corporation ("WPC"), and THE SHAREHOLDERS OF WPC LISTED ON THE SIGNATURE PAGE HEREOF (collectively, the "SELLERS"). The Buyer and the Sellers are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

     The Sellers collectively own all of the outstanding capital stock of WPC.

     This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of WPC.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.  DEFINITIONS.

         "ADJUSTED EBIT OF WPC" means adjusted earnings before interest and taxes of WPC during the Earned Payout Periods as determined by Annex I attached hereto.

         "ADVERSE CONSEQUENCES" means all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

         "ALLOCABLE PORTION" means with respect to the share of any Seller or WPC Optionholder in a particular amount that fraction equal to the number of Shares such Seller holds or WPC Optionholder holds as over the total number of outstanding Shares, assuming the full vesting and exercise of all WPC Options as of the Closing Date, all as set forth in Section 4(b) of the Disclosure Schedule.

         "APPLICABLE RATE" means the "prime rate" in effect from time to time as reported in the Wall Street Journal money rates section, plus two percent (2%) per annum.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the reasonable basis for any specified consequence.

         "BUYER" has the meaning set forth in the preface above.

         "CASH PORTION OF THE PURCHASE PRICE" has the meaning set forth in
Section 2(b) below.

         "CLOSING" has the meaning set forth in Section 2(f) below.

         "CLOSING DATE" has the meaning set forth in Section 2(f) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of WPC including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

         "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

         "CUSTOMER CONTRACT OR AGREEMENT" means any agreement whereby WPC provides contract computer support and/or consulting services to a third party.

         "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

         "EARNED PAYOUT AMOUNTS" has the meaning set forth in Section 2(c) below.

         "EARNED PAYOUT PERIODS" means the period from January 1, 1998 through December 31, 1999.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee

Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

         "EQUITABLE EXCEPTIONS" shall have the meaning set forth in Section 3(a)(i) below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "E&Y DETERMINATION" shall have the meaning set forth in Section 2(e) below.

         "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

         "FIRST EARNED PAYOUT AMOUNT" has the meaning set forth in Section 2(c)(i) below.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "GROSS PROFIT MARGIN" means the gross profit of WPC as customarily set forth on the Financial Statements.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

         "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques,


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

research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (e) other proprietary rights, and
(f) copies and tangible embodiments thereof (in whatever form or medium).

         "KEY EMPLOYEES" has the meaning set forth in Section 7(a)(viii) hereof.

         "KNOWLEDGE" means, with respect to WPC, actual knowledge after reasonable investigation and inquiry by Sellers, which inquiry shall include an inquiry of the employees of WPC with responsibility for the matters in question.

         "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

         "MATERIAL" has the meaning set forth in Section 4 hereof.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4(e) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

         "NET WORKING CAPITAL OF WPC" means total current assets of WPC less the sum of the following: (i) total current liabilities, and (ii) any long-term debt of WPC, determined in accordance with GAAP, consistently applied and on the accrual method of accounting.

         "1998 EBIT" has the meaning set forth in Section 2(c)(i) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.


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         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

         "SECOND EARNED PAYOUT AMOUNT" has the meaning set forth in Section 2(c)(ii) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLERS" has the meaning set forth in the preface above.

         "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "WPC" has the meaning set forth in the preface above.

         "WPC'S BUSINESS" means the business of writing custom software for the groupware applications, such as Lotus Notes and Microsoft Exchange, and providing associated consulting services with respect to such customized applications.

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

         "WPC OPTIONHOLDERS" means the holders of options for the purchase of WPC Shares listed on the Allocation Schedule hereto.

         "WPC OPTIONS" means all the agreements between WPC and those persons listed on the Allocation Schedule hereto related to the issuance of WPC Shares.

         "WPC SHARES" means all outstanding shares of the Common Stock, no par value per share, of WPC.

         "ZAHORA" means Randal A. Zahora.

      2. PURCHASE AND SALE OF WPC SHARES.

         (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and each Seller agrees to sell to the Buyer, all of its respective WPC Shares for the consideration specified below in this Section 2.

         (b) PURCHASE PRICE. The purchase price for WPC Shares to be purchased by Buyer from the Sellers and the cancellation of the WPC Options from the WPC Optionholders pursuant to the terms hereof shall be composed of the Cash Portion of the Purchase Price (as hereinafter defined) and the Earned Payout Amounts (as hereinafter defined). The Buyer agrees to pay to the Sellers and the WPC Optionholders the sum of $6,000,000 in cash (the "CASH PORTION OF THE PURCHASE PRICE") for WPC Shares to be purchased pursuant to the terms hereof and the WPC Options to be canceled. The Cash Portion of the Purchase Price shall be paid by Buyer to Sellers and the WPC Optionholders at the Closing by wire transfer or delivery of other immediately available funds to an account or accounts designated by Sellers and the WPC Optionholders. The sum of the Cash Portion of the Purchase Price and the Earned Payout Amounts (as defined below) shall be referred to as the "PURCHASE PRICE." The Purchase Price shall be allocated among Sellers and the WPC Optionholders in the amounts set forth in the Allocation Schedule.

         (c) EARNED PAYOUT AMOUNTS. In addition to the Cash Portion of the Purchase Price, the Buyer agrees to pay to the Sellers and the WPC Optionholders, if earned, each of the following earned payout amounts (collectively, the "EARNED PAYOUT AMOUNTS"):

               (i) an earned payout amount (the "FIRST EARNED PAYOUT AMOUNT") equal to the product of (A) five (5) multiplied by (B) the amount, if any, by which the Adjusted EBIT of WPC for the calendar year ending December 31, 1998 (the "1998 EBIT") exceeds $600,000; provided, however, that in no event will the First Earned Payout Amount exceed $4,500,000; and

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

               (ii) an earned payout amount (the "SECOND EARNED PAYOUT AMOUNT") equal to the product of (A) five (5) multiplied by (B) the amount, if any, by which the Adjusted EBIT of WPC for the calendar year ending December 31, 1999 exceeds the greater of (x) the 1998 EBIT or (y) $1,300,000; provided, however, that in no event will the Second Earned Payout Amount exceed $11,000,000 less the actual amount of the First Earned Payout Amount. Notwithstanding the foregoing, in the event that the 1998 EBIT exceeds $1,500,000, the amount in excess of $1,500,000 shall be added to the Adjusted EBIT of WPC for the calendar year ending December 31, 1999 for purposes of calculating the Second Earned Payout Amount.

         (d) DATE AND FORM OF PAYMENT. The Earned Payout Amounts shall be payable in cash by Buyer to Sellers and the WPC Optionholders by wire transfer or other delivery of other immediately available funds to an account or accounts designated by Sellers and the WPC Optionholders on or prior to March 15, 1999 (with respect to the First Earned Payout Amount) and on or prior to March 15, 2000 (with respect to the Second Earned Payout Amount). The Earned Payout Amounts shall be determined by Ernst & Young, L.L.P. in accordance with the terms of this Agreement and Annex I hereto.

         (e) WORKING CAPITAL ADJUSTMENT. The Cash Portion of the Purchase Price shall be adjusted downward on a dollar-for-dollar basis by the amount by which the Net Working Capital of WPC is less than $565,000 as of December 31, 1997. In the event the Parties are unable to agree on or calculate the Net Working Capital of WPC as of December 31, 1997 at least ten (10) days before the Closing, the Net Working Capital of WPC as of December 31, 1997 shall be determined subsequent to the Closing by Ernst & Young, L.L.P. in accordance with the terms of this Agreement (at the expense of the Buyer), which determination (the "E&Y DETERMINATION") shall be submitted in writing to the Buyer and the Sellers not later than thirty (30) days after the Closing. Unless Zahora on behalf of all Sellers and the WPC Optionholders objects in writing to the E&Y Determination within five business days of the receipt of such determination, the E&Y Determination shall be final, conclusive and binding on the Parties. If no objection is made, Sellers and the WPC Optionholders shall pay to Buyer by wire transfer the amount, if any, by which the amount of the E&Y Determination is less than $565,000 within ten (10) days after the E&Y Determination. However, if Zahora disagrees with the E&Y Determination (the "DISAGREEMENT NOTICE"), then Zahora and Buyer shall attempt in good faith to mutually determine the correct amount of the Net Working Capital of WPC as of December 31, 1997 within fourteen
(14) days after Zahora delivers the Disagreement Notice to Buyer. If Zahora and Buyer cannot in good faith mutually determine the amount of the Net Working Capital of WPC as of December 31, 1997 within such fourteen (14) day period, then Zahora and Buyer will mutually select another accounting firm, nationally recognized to be one of the top fifteen (15) accounting firms in the United States, to compute the Net Working Capital of WPC as of December 31, 1997, which computation (the "FINAL COMPUTATION") shall be final, conclusive and binding on the Parties.


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

         The Sellers shall pay the expense of the Final Computation (the "FINAL COMPUTATION EXPENSE") unless the Net Working Capital of WPC determined pursuant to the Final Computation is five percent (5%) or greater than the E&Y Determination, in which case Buyer shall pay the entire amount of the Final Computation Expense. Any such payment required to be made by Sellers shall be made to Buyer within ten (10) days of the Final Computation having been finally determined pursuant to this Section 2(e).

         If Net Working Capital of WPC as of December 31, 1997 is determined to be less than $565,000, Buyer shall promptly make, from time to time at the request of Zahora, a capital contribution to the capital of WPC in an amount equal to the difference between the actual Net Working Capital as of December 31, 1997 and $565,000. The capital contribution of Buyer shall be used by WPC for working capital requirements and other general corporate purposes of WPC.

         (f) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Buyer in Houston, Texas commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, or such other date as the Buyer and the Sellers may mutually determine (the "CLOSING DATE"); provided, however, that the Closing Date shall be no later than January 11, 1998.

         (g) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b)(xv) below, (iii) the Sellers will each deliver to the Buyer stock certificates representing all of its WPC Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer will deliver to the Sellers and the WPC Optionholders the consideration specified in Section 2(b) above as may be adjusted after the Closing pursuant to Section 2(e) above, and (v) the WPC Optionholders shall each deliver to the Buyer the Option Cancellation Agreements required by Section 7(a) below.

      3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         (a) REPRESENTATIONS AND WARRANTIES OF EACH SELLER. Each Seller represents and warrants to the Buyer that, subject to the specific qualifications and limitations set forth below, the statements contained in this
Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself, except as set forth in Annex II attached hereto.

               (i) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller,

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

     enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "EQUITABLE EXCEPTIONS"). The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby by the Seller, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

               (iii) BROKER'S FEES. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

               (iv) WPC SHARES. The Seller holds of record and owns beneficially the number of WPC Shares set forth next to its name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Seller is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of WPC (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of WPC.

         (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex III attached hereto.

               (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Buyer, nor the consummation of the transactions contemplated hereby by the Buyer, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject and which has a Material adverse effect on Buyer.

               (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

               (v) INVESTMENT. The Buyer is not acquiring WPC Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

               (vi) BUYER'S KNOWLEDGE. Buyer has no actual knowledge that any representation, warranty or covenant of the Sellers is Materially inaccurate or false.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING WPC. The Sellers jointly and severally represent and warrant to the Buyer that, subject to the specific qualifications and limitations set forth herein, the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule may be updated one or more times prior to the Closing Date. Any updated Disclosure Schedule shall be delivered at or before the Closing. An updated Disclosure Schedule shall only be deemed to modify a representation and/or warranty made as of the date of this Agreement in the event, and only in the event, that Sellers acted in good faith and used its best efforts when preparing the original Disclosure Schedule delivered to the Buyer on the date of execution of this Agreement. In the event any such updated Disclosure Schedule indicates a material change from information previously provided to the Buyer, Buyer shall be entitled to terminate this Agreement (without any liability whatsoever to WPC) by written notice delivered to WPC following receipt of such updated Disclosure Schedule. An event or matter that causes any representation or warranty contained in this Section to be inaccurate, incorrect or false will not be deemed to be "MATERIAL," to have a "MATERIAL" change in or in respect of, to have a "MATERIAL" adverse effect or to be "MATERIALLY" affected unless the loss that may reasonably be expected to occur to WPC with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to WPC as a result of any such events or matters, would exceed $20,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this paragraph, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or diminutions in value or reduction in benefits or rights of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are reasonably likely to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any reasonable legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds or any increases in insurance premiums as a direct result thereof). A Customer Contract or Agreement is "Material" if during the calendar year 1996 such Customer Contract or Agreement produced $20,000 of Gross Profit Margin less any bad debt specifically related to such Customer Contract or Agreement. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. WPC is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Except as disclosed in Section 4(a) of the Disclosure Schedule, WPC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. WPC has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of WPC. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of WPC (as amended to date). The minute books containing the records of meetings and/or resolutions of the stockholders, the board of directors, and any committees of the board of directors are correct and complete in all Material respects. The stock certificate books and the stock record books of WPC are correct and complete. WPC is not in default under or in violation of any provision of its charter or bylaws.

         (b) CAPITALIZATION. The entire authorized capital stock of WPC consists of 1,500,000 shares of capital stock, 1,052,631 of which are issued and outstanding and no WPC Shares are held in treasury. All of the issued and outstanding WPC Shares have been duly authorized, are validly issued, fully paid, and EBIT, and are held of record by the Sellers. Except as set forth on the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which WPC is a party or which are binding upon WPC providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to WPC. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of WPC.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which WPC is subject or any provision of the charter or bylaws of WPC or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which WPC is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). WPC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) SUBSIDIARIES. WPC has no Subsidiaries.

         (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) unaudited balance sheet and statement of income, changes in stockholder's equity, and cash flow as of and for the fiscal years ended December 31, 1995 and 1996 (the "MOST RECENT FISCAL YEAR END") for WPC, and (ii) an unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the 10 months ended October 31, 1997 (the "MOST RECENT FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete in all Material respects, fairly present the financial condition of WPC as of such dates, and are consistent with the books and records of WPC (which books and records are correct and complete) in all Material respects.

         (f) EVENTS SUBSEQUENT TO THE MOST RECENT FISCAL YEAR END. Since December 31, 1996, except as set forth on the Disclosure Schedule, there has not been any Material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of WPC. Without limiting the generality of the foregoing since that date except as set forth on the Disclosure Schedule:

               (i) WPC has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) WPC has not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $35,000 or outside the Ordinary Course of Business;

               (iii) WPC has not accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $25,000 to which WPC is a party or by which it is bound;

               (iv) no party has notified WPC of any acceleration, termination modification or cancellation of any Material Customer Contract or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), other than any employment or consulting agreements entered into in the Ordinary Course of Business, involving more than $25,000 to which a WPC is a party or by which it is bound;

               (v) WPC has not imposed any Security Interest upon any of its assets, tangible or intangible;

               (vi) WPC has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 individually or $200,000 in the aggregate, or outside the Ordinary Course of Business;

               (vii) WPC has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 individually or $200,000 in the aggregate;

               (viii) WPC has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $35,000 individually or in the aggregate or outside the Ordinary Course of Business;

               (ix) WPC has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

               (x) WPC has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

               (xi) WPC has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xii) there has been no change made or authorized in the charter or bylaws of WPC;

               (xiii) WPC has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

               (xiv) Except for distributions to Sellers to pay their respective income tax liabilities (but not cash-to-accrual tax liabilities), WPC has not declared, set aside, or paid any dividend or distribution with respect to its capital stock nor redeemed, purchased, or otherwise acquired any of its capital stock;

               (xv) WPC has not made any consulting or other payment to the Sellers;

               (xvi) WPC has not experienced any damage, destruction or loss involving more than $25,000 (whether or not covered by insurance) to its property;

               (xvii) WPC has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business involving more than $25,000 giving rise to any claim or right on its part against the person or on the part of the person against it;

               (xviii) WPC has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees;

               (xix) WPC has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

               (xx) WPC has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

               (xxi) WPC has not made any other change in employment terms for any of its directors, officers, and full-time staff employees;

               (xxii) WPC has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxiii) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving WPC; and

               (xxiv) WPC has not committed to any of the foregoing.

         (g) UNDISCLOSED LIABILITIES. WPC does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against WPC giving rise to any Liability, including, without limitation, Liability under the Fair Labor Standards Act of 1938, as amended and the rules and regulations promulgated thereunder) which is individually in excess of $5,000, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

         (h) TAX MATTERS.

               (i) WPC has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by WPC (whether or not shown on any Tax Return) have been paid. WPC currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where WPC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of WPC that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) WPC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and WPC has properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax law and the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder.

               (iii) Neither Sellers nor any of the directors or officers (or employees responsible for Tax matters) of WPC has received, or expects to receive, any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of WPC either (A) claimed or raised by any authority in writing or (B) as to which the Sellers and the directors and officers (and employees responsible for Tax matters) of WPC has Knowledge based upon personal contact with any agent of such authority.
     Section 4(h) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to WPC for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns filed, examination reports received, and statements of deficiencies assessed against or agreed to, by WPC since December 31, 1993.

               (iv) WPC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) WPC has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. WPC has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to WPC under Code Sec. 280G. WPC has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). WPC has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. WPC is not a party to any Tax allocation or sharing agreement. WPC has never been (nor has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, during any part of any consolidated return year within any part of which consolidated return year any corporation other than WPC also was a member of the Affiliated Group. The election of WPC to be taxed under subchapter S of the Code is valid, in full force and effect and is in full compliance with all applicable Tax laws, rules and regulations.

               (vi) Section 4(h) of the Disclosure Schedule sets forth the following information with respect to WPC as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to WPC; and (B) the amount of any deferred gain or loss allocable to WPC arising out of any Deferred Intercompany Transaction.

               (vii) The unpaid Taxes of WPC do not exceed the reserve for Tax Liability set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of WPC in filing its Tax Returns.

         (i) TANGIBLE ASSETS. WPC owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. To the Knowledge of Sellers, each Material tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         (j) OWNED REAL PROPERTY. WPC does not own nor does it have any interest in any real property or improvements thereon (other than the leases disclosed in Section 4(j) of the Disclosure Schedule, and the leasehold improvements relating to the same) nor does WPC have any options, agreements or contracts under which it has the right or obligation to acquire any interest in any real property or improvements (other than as disclosed in Section 4(j) of the Disclosure Schedule)

         (k) INTELLECTUAL PROPERTY.

               (i) Except as set forth on the Disclosure Schedule, WPC owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of WPC as presently conducted and as presently proposed by WPC to be conducted. Each item of Intellectual Property owned or used by WPC immediately prior to the Closing hereunder will be owned or available for use by WPC on identical terms and conditions immediately subsequent to the Closing hereunder. WPC has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses in the jurisdictions in which it currently operates its business.

               (ii) Except as set forth on the Disclosure Schedule, WPC has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Sellers nor any of the directors or officers (or employees with responsibility for Intellectual Property matters) of WPC has ever received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of WPC, no third party has interfered with, infringed upon, misappropriated, or otherwise come into legal conflict with any Intellectual Property rights of WPC.

               (iii) Section 4(k) of the Disclosure Schedule identifies each patent or trademark, tradename or copyright registration which has been issued to WPC with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark, tradename or copyright registration which WPC has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which WPC has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such trademark, tradename, service mark, trade secret and copyright registrations, applications, licenses, agreements, and permissions (as amended to date), and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Except as identified in Section 4(k) of the Disclosure Schedule, with respect to each item of Intellectual Property that WPC owns:

                    (A) the identified owner possesses all right, title, and interest in and to the item;

                    (B) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                    (C) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of WPC, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) WPC has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iv) Section 4(k) of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that WPC uses pursuant to license, sublicense, agreement, or permission. Except as identified in Section 4(k) of the Disclosure Schedule, the Sellers have supplied the Buyer with correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as identified in Section 4(k) of the Disclosure Schedule, with respect to each such item of used Intellectual Property:

                    (A) to the Knowledge of Sellers, the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions;

                    (B) to the Knowledge of Sellers, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                    (C) to the Knowledge of Sellers, WPC is not, and to the Knowledge of the Sellers and directors and officers (and employees with responsibility for Intellectual Property matters) of WPC, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) WPC has not, and to the Knowledge of the Sellers and directors and officers (and employees with responsibility for

          Intellectual Property matters) of WPC, no other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) to the Knowledge of Sellers, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                    (F) to the Knowledge of the Sellers and directors and officers (and employees with responsibility for Intellectual Property matters) of WPC, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (G) WPC has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         (l) REAL PROPERTY LEASES. Section 4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to WPC. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(l) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l) of the Disclosure Schedule:

               (i) to the Knowledge of Sellers,the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions;

               (ii) to the Knowledge of Sellers,the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

               (iii) WPC is not and, to the Knowledge of Sellers, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) WPC has not, and to the Knowledge of the Sellers, no other party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (vi) WPC has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (vii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

         (m) CONTRACTS. Section 4(m) of the Disclosure Schedule lists the following contracts, agreements, Customer Contracts or Agreements and other written arrangements to which WPC is a party:

               (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $35,000 per annum;

               (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $35,000;

               (iii) any written arrangement concerning a partnership or joint venture;

               (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $35,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any written arrangement requiring confidentiality or noncompetition;

               (vi) any written arrangement involving the Sellers and its Affiliates;

               (vii) any written arrangement with any of its directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

               (viii) any written arrangement under which the consequences of a default or termination could have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of WPC;

               (ix) any written Customer Contract or Agreement; or

               (x) any other written arrangement (or group of related written arrangements) either involving more than $35,000 or not entered into in the Ordinary Course of Business.

     The Sellers have delivered to the Buyer a correct and complete copy of each written arrangement listed in Section 4(m) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) to the Knowledge of Sellers, the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions;
(B) to the Knowledge of Sellers, the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing; (C) WPC is not, nor to the Knowledge of Sellers, is any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) WPC is not, nor to the Knowledge of Sellers, has any other party, repudiated any provision of the written arrangement. WPC is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 4(m) of the Disclosure Schedule under the terms of this Section 4(m). To the Knowledge of the Sellers and the officers and directors of WPC, no unfilled Material Customer Contract or Agreement obligating WPC to perform services will result in a loss to WPC upon completion of performance. No customer of WPC which accounts for more than $50,000 of the annualized revenues of WPC has indicated to the Sellers within the past year that it will stop, or decrease the rate of, buying services from it.

         (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of WPC are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of WPC.

         (o) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of WPC.

         (p) INSURANCE. Section 4(p) lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which WPC is a party.

     With respect to each such insurance policy to the Knowledge of Sellers: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately following the Closing Date; (C) WPC is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of the Sellers, no party to the policy has repudiated any provision thereof. WPC has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(p) of the Disclosure Schedule describes any self-insurance arrangements affecting WPC.

         (q) LITIGATION. Section 4(q) of the Disclosure Schedule sets forth each instance in which WPC (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of WPC, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as set forth in Section 4(q) of the Disclosure Schedule, neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of WPC has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against WPC which could reasonably be expected to have a Material adverse effect upon WPC.

         (r) EMPLOYEES. To the Knowledge of the Sellers and the directors and officers (and employees with responsibility for employment matters) of WPC, no key employee or full-time group of employees has any plans to terminate employment with WPC. WPC is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. WPC has not committed any unfair labor practice. Neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of WPC has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of WPC.

         (s) EMPLOYEE BENEFITS. Section 4(s) of the Disclosure Schedule lists all Employee Benefit Plans that WPC maintains or to which WPC contributes for the benefit of any current or former employee of WPC.

               (i) Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

               (ii) All required reports and descriptions, if any, (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each Employee Welfare Benefit Plan.

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of WPC. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

               (iv) Each Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

               (v) The market value of assets under each Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on an accumulated benefit obligation basis) as of the last day of the most recent plan year. No Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Sellers and directors and officers (and employees with responsibility for employee benefits matters) of WPC, threatened.

               (vi) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of WPC, threatened. Neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of WPC has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

               (vii) The Sellers have delivered to the Buyer correct and complete copies of (A) the plan documents and summary plan descriptions,
     (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

     WPC does not contribute to, has never contributed to, nor ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. WPC has not incurred, and neither the Sellers nor any of the directors or the officers (or employees with responsibility for litigation matters) of WPC has any reason to expect that WPC will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that WPC and the Controlled Group of Corporations which includes WPC maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. WPC does not maintain, nor has it ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 162(k)).

         (t) GUARANTIES. WPC is not a guarantor nor is it otherwise liable for any Liability or obligation (including indebtedness) of any other person.

         (u) ENVIRONMENT, HEALTH, AND SAFETY.

               (i) To the Knowledge of Sellers, WPC and its respective predecessors and Affiliates have complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, the violation of which could reasonably be expected to have a Material adverse effect upon WPC.

               (ii) To the Knowledge of the Sellers and the directors and officers of WPC, WPC has no Material Liability (and there is no Basis related to the past or present operations, properties, or facilities of WPC and its respective predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against WPC giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof), concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

               (iii) To the Knowledge of Sellers and the directors and officers of WPC, WPC has no Material Liability (and WPC, and its respective predecessors or Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against WPC giving rise to any Material Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

               (iv) To the Knowledge of Sellers and the directors and officers of WPC, WPC has no Material Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against WPC giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety.

               (v) To the Knowledge of Sellers and the directors and officers of WPC, WPC does not have any Material Liability (and WPC has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against WPC giving rise to any Liability) for any illness of or personal injury to any employee.

               (vi) To the Knowledge of Sellers and the directors and officers of WPC, WPC has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

               (vii) To the Knowledge of Sellers and the directors and officers of WPC, all properties and equipment used in the business of WPC have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2 trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

               (viii) To the Knowledge of Sellers and the directors and officers of WPC, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that WPC owns or ever has owned or that WPC leases or ever has leased.

         (v) LEGAL COMPLIANCE. Except as it would not, individually or in the aggregate, have a Material adverse effect:

               (i) To the Knowledge of Sellers, WPC has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof). No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against WPC which is currently pending and alleges any failure to comply with any such law or regulation.

               (ii) To the Knowledge of Sellers, WPC has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor (including but not limited to the engagement of independent contractors under the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder), employee civil rights, hiring of engaging non-United States citizens, and equal employment opportunities.

               (iii) WPC has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

               (iv) WPC has not:

                    (A) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

                    (B) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                    (C) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office in excess of $500.

               (v) WPC has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

               (vi) WPC has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

         (w) CERTAIN BUSINESS RELATIONSHIPS WITH WPC. Except as set forth in
Section 4(w) of the Disclosure Schedule, neither the Sellers nor its Affiliates has been involved in any business arrangement or relationship with WPC within the past twelve (12) months, and neither the Sellers nor its Affiliates owns any material property or right, tangible or intangible, which is used in the business of WPC.

         (x) BROKERS' FEES. WPC does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

         (y) DISCLOSURE. To the Knowledge of Sellers and the directors and officers of WPC, the representations and warranties contained in this Section 4 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a fact or omit to state any Material fact necessary in order to make the statements and information contained in this
Section 4 not misleading.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).

         (b) NOTICES AND CONSENTS. The Sellers will cause WPC to give any notices to third parties, and will cause WPC to use its reasonable best efforts to obtain third-party consents, that the Buyer may reasonably request in connection with the matters pertaining to WPC disclosed or required to be disclosed in the Disclosure Schedule. Each of the Parties will take any additional action (and the Sellers will cause WPC to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she or it may be required to give, make, or obtain.

         (c) OPERATION OF BUSINESS. Except as contemplated hereby, or as may be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Disclosure Schedule, the Sellers will not cause or permit WPC to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit WPC to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4(f) above.

         (d) PRESERVATION OF BUSINESS. Except as contemplated hereby, or as may be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Disclosure Schedule, the Sellers will cause WPC to use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) ACCESS.

               (i) Only in the event that neither Buyer or Sellers exercised its right to terminate this Agreement as provided in Section 9 herein, the Sellers will permit, and the Sellers will cause WPC to permit, representatives of the Buyer to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of WPC, to the headquarters of WPC and to all books, records, contracts, Tax records, and documents of or pertaining to WPC. In addition, any on-site investigation of WPC shall be limited to such times and shall be conducted under such reasonable conditions as shall be agreed to by Purchaser and Zahora in writing, it being the understanding of the Parties that, to the greatest extent possible, such due diligence to be conducted at Buyer's Chicago-based Metamor facility. Notwithstanding the above, such limitation shall not otherwise limit Buyer's investigation of WPC off-site. During Buyer's on-site investigation of WPC, except as otherwise provided herein, Buyer shall not discuss any aspects of the operation of WPC with any employee of WPC, and Buyer shall direct all requests for information and material only through Sellers, unless otherwise agreed to by Buyer and Sellers in writing.

               (ii) Buyer shall proceed to arrange with the Sellers a mutually agreeable time and place at which Buyer may conduct interviews with key employees and/or customers of WPC mutually agreed to by Buyer and Sellers. Such interviews shall be in strict conformity with the format mutually agreed to by Buyer and Sellers and shall take place and be completed wholly within the last four (4) days prior to the Closing.

         (f) NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to the Buyer of any Material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of WPC. Each Party will give prompt written notice to the others of any Material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. Except for the right of the Sellers to update any Disclosure Schedule as provided in Section 4 hereof, no disclosure by any Party pursuant to this Section 5(f) however, shall be deemed to amend or supplement Annex II, Annex III or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, and/or breach of covenant.

         (g) EXCLUSIVITY. The Sellers will not (and the Sellers will not cause or permit WPC to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving WPC or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) DELIVERY OF INFORMATION. WPC shall deliver the financial and other information listed on Annex IV as frequently as its existing information systems will allow.

         (i) CANCELLATION OF OPTIONS, BONUS PROGRAMS AND PHANTOM STOCK PLANS. All WPC Options shall have been canceled at or prior to the Closing, and any stock option plans, deferred bonus programs and phantom equity plans outstanding with respect to WPC shall also have been canceled, at no cost to WPC. The payments made pursuant to Section 2(c) above and due pursuant to the cancellation of such programs will vest and be payable to the recipients on terms and conditions acceptable to Buyer. If in the reasonable judgment of Buyer, the current agreements between WPC and those employees whose options or other benefits as described above have been terminated (other than the Key Employees) do not protect WPC from unfair competition from its employees, in connection with the provision of additional benefits to such employees (e.g., participation in Buyer's stock option plan), Buyer may require that all such employees of WPC shall have signed agreements which include provisions that each employee will not, for a period of six (6) months from the date of Closing or six (6) months from the termination of his or her employment with his or her employer (i.e., WPC) whichever period is longer: (i) service or solicit any customers of his or her employer, or (ii) solicit for employment any employee of his or her employer.

     6. ADDITIONAL COVENANTS. The Parties further covenant and agree as follows:

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to WPC; provided that Sellers may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving WPC, each of the other Parties will cooperate with him or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

         (c) TRANSITION. The Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of WPC from maintaining the same business relationships with WPC after the Closing for a period of twenty-four
(24) months thereafter as it maintained with WPC prior to the Closing. The Sellers will refer all customer inquiries relating to WPC's Business to the Buyer and/or WPC from and after the Closing for a period of twenty-four (24) months thereafter.

         (d) CONFIDENTIALITY. The Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Sellers may disclose the Confidential Information to the tribunal; provided, however, that the Sellers shall use their reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) TERMINATION OF BANK FACILITIES; RELEASE OF GUARANTIES. Buyer and Sellers shall take all reasonable best efforts necessary to (i) retire all of WPC's outstanding bank indebtedness and (ii) fully, completely and unconditionally release and/or substitute Buyer or WPC at or prior to Closing as guarantor for the Sellers on all banking facilities of WPC or other guarantees.

         (f) MONITORING INFORMATION. Prior to the Closing, Sellers shall cause WPC to deliver such information as may reasonably be requested by Buyer.

         (g) SECTION 338(h)(10) ELECTION. The Sellers and Buyer shall join in making a timely election (but in no event later than sixty (60) days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under Section 338 of the Code) and any similar state law provisions in all applicable states, with respect to the sale and purchase of WPC Shares pursuant to this Agreement, and each party shall provide to the others all necessary information to permit such elections to be made. Such election shall be structured to qualify the First Earned Payout Amount and the Second Earned Payout Amount as two separate obligations. Buyer and the Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections; provided, however, that Buyer shall be the party responsible for preparing and filing the forms, returns, schedules and other documents necessary for making an effective and timely election. All Taxes attributable to the elections made pursuant to this Section 6(g) shall be the liability of the Sellers. In connection with such elections, within sixty (60) days following the Closing Date, Buyer and the Sellers shall act together in good faith to determine and agree upon the "deemed sale price" to be allocated to each asset of WPC in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code. Notwithstanding the generality of the immediately preceding sentence, Buyer and the Sellers agree that the "DEEMED SALE PRICE" shall be allocated to the fixed assets at their book value as of December 31, 1997 and the monetary assets of WPC at their fair market value as of the Closing Date as determined as part of the determination of the Net Working Capital of WPC in accordance with Section 2(e) hereof and the balance of the "deemed sale price" shall be allocated to goodwill and other intangible assets of WPC. To the fullest extent permitted by law, the allocation of goodwill with respect to each office of WPC shall be made on the basis of prior year's earnings attributable to each office. Both Buyer and the Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Buyer and the Sellers are unable to agree as to such allocations, Buyer's reasonable positions with respect to such allocations shall control. The Sellers shall be liable for, and shall indemnify and hold Buyer and WPC harmless against, any Taxes or other costs attributable to (i) a failure on the part of the Sellers to take all actions required of him under this Section 6(g); or (ii) a failure on the part of WPC to qualify as an "S corporation" for federal and/or state income tax purposes.

         (h) LANDLORDS' CONSENTS. Sellers shall cause on or before the expiration of thirty (30) days after the Closing Date WPC to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of all leases being assumed by Buyer, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.

         (i) ADDITIONAL TAX MATTERS.

               (i) The Buyer shall cause WPC (at Sellers' sole cost and expense) to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and Sellers shall remit any Taxes due in respect of such Tax Returns (but only to the extent such Taxes are in excess of the reserve, if any, for such Tax liability used to determine the Net Working Capital of
     WPC). In addition, Sellers shall cause their Certified Public Accountant to prepare a short period tax return for WPC covering the period January 1, 1997 through the Closing Date; provided, however, that Sellers shall provide Ernst & Young, L.L.P. with at least ten (10) days to review such return prior to its filing (such review to be at Buyer's sole cost and expense). The cost of preparation of such short period tax return shall be paid by Sellers.

               (ii) Buyer and Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Buyer and/or WPC to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause WPC to (A) use its best efforts to properly retain and maintain such records for a period of six
     (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Sellers and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other Party's expense.

         (j) COVENANT NOT TO COMPETE. For a period of four (4) years from and after the Closing Date, Zahora will not, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) participate or engage in the Business within one hundred (100) miles of any office of WPC existing as of the Closing Date, (ii) service or solicit any of WPC's Business from any customer of WPC, (iii) request or advise any customer of WPC to withdraw, curtail or cancel such customer's business with WPC, or (iv) solicit for employment any person employed by WPC at any time within the one (1) year period immediately preceding such solicitation; provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. For purposes of this Agreement, the Parties have agreed to allocate $50,000 of the Purchase Price to the covenant not to compete contained in this
Section 6(j).

         (k) CONDUCT DURING EARNED PAYOUT PERIODS. Sellers acknowledge and agree that, during the Earned Payout Periods, Buyer shall be entitled to oversee the operation and management of WPC's Business and, together with Zahora, set mutually acceptable goals and budgets, all of which shall be reasonably and legally designed and intended to maximize the productivity, efficiency, profitability and Adjusted EBIT of WPC. The Sellers further agree, during the Earned Payout Periods, not and not to allow WPC to cut staff, capital expenditures and general and administrative expenses or take other actions that are not consistent with WPC's prior practices and/or prudent business practices, and Sellers agree not and not to allow WPC to engage in any activity in order to increase current year profits of the business of WPC at the expense of the longer term growth of the business of WPC. During the Earned Payout Periods, unless otherwise agreed to by Zahora, the Buyer agrees to (i) maintain separate books and records for WPC; (ii) maintain WPC as a separate entity and not to combine, merge, consolidate or liquidate WPC or sell or otherwise dispose of any of its assets except in the Ordinary Course of Business or sell or otherwise dispose of any of its stock; (iii) cause WPC to be operated essentially as it was prior to the sale of the WPC Shares except in so far as the prior practices of WPC were imprudent or unreasonable; (iv) not to directly solicit any of WPC's existing or future employees or consultants; and (v) not unreasonably change, except with the consent of Zahora, and except in the Ordinary Course of Business, (A) the prices charged for WPC's services, (B) the level of compensation of WPC's consultants and full-time corporate employees or (C) the level WPC's general and administrative expenses, unless the prior business practices were unreasonable or imprudent and/or unless the changes are reasonably necessary to support the growth of WPC's business. Buyer agrees that, subject to the terms of his employment agreement, Zahora shall have authority and responsibility for the management and operation of WPC's business during the Earned Payout Periods. Buyer shall not change the name of WPC during the Earned Payout Periods without the prior written consent of Zahora; provided, however, Buyer shall be entitled to operate the business of WPC under the name "Workgroup Productivity Corporation, a Metamor company" or a mutually agreed upon combination of any of the above. Buyer, WPC and the Sellers recognize and acknowledge that the relationship that will exist between Buyer, WPC and the Sellers upon the consummation of the transactions contemplated herein will be based on a high degree of mutual trust and confidence among the parties, and each of Buyer and the Sellers agree that at all times following the Closing that each will act with respect to its dealings with WPC and its operations in such a way as to promote, to the extent reasonably possible, the successful operation and growth of WPC.

     7. CONDITIONS TO OBLIGATIONS TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

               (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all Material respects through the Closing;

               (iii) WPC shall have procured all necessary third party consents specified in Section 5(b) above;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own, operate, or control WPC Shares or WPC (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

               (v) the Sellers shall have delivered to the Buyer a certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

               (vi) the acquisition by the Buyer of WPC Shares shall represent one hundred percent (100%) of the issued and outstanding capital stock of WPC and all of such WPC Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever;

               (vii) the Parties and WPC shall have received all other authorizations, consents and approvals of governments and governmental agencies set forth herein and in the Disclosure Schedule;

               (viii) the Buyer and WPC shall have received from each of the persons listed on Annex IV (including Messrs. Zahora, Porcaro and Madden) (the "KEY EMPLOYEES") an executed employment agreement in the form and substance satisfactory to Buyer;

               (ix) the Buyer and WPC shall have received from each of the Sellers an executed Noncompete Agreement in the form and substance attached hereto as Exhibit C.

               (x) the Buyer shall have received from counsel to the Sellers an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Buyer and dated as of the Closing Date;

               (xi) the Buyer shall have received the resignations, effective as of the Closing, of each director of WPC (other than Zahora) prior to the Closing;

               (xii) the Buyer shall be satisfied that the Net Working Capital of WPC on the Closing Date equaled or exceeded $565,000 or an appropriate adjustment shall have been made to the Purchase Price as provided in
     Section 2(e);

               (xiii) the Buyer shall be satisfied in its sole discretion with the results of its continuing legal, financial and business due diligence investigations of WPC, all of which shall be final and completed to Buyer's satisfaction prior to Closing;

               (xiv) no material adverse change shall have occurred in WPC's Business or its future prospects;

               (xv) Sellers shall have caused WPC to cancel each outstanding phantom stock, deferred bonus or option plan, if any, and all outstanding WPC Options shall have been canceled pursuant to the Option Cancellation Agreements in the forms of Exhibits B-1 and B-2 hereto, all at no cost to the Buyer or WPC;

               (xvi) all liens and Security Interests securing debts of WPC which have been paid in full prior to or at the Closing shall have been fully released of record to the satisfaction of the Buyer and all Uniform Commercial Code financing statements covering such debts shall have been terminated;

               (xvii) no unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against WPC, or against or in any way affecting any WPC Share;

               (xviii) the Sellers shall and WPC shall have caused all of WPC's officers, directors and/or Key Employees of WPC to, have repaid in full all debts and other obligations, if any, owed to WPC;

               (xix) the Buyer shall have received from WPC the Financial Statements;

               (xx) all appropriate corporate and shareholder authorizations of WPC shall have been obtained;

               (xxi) since December 31, 1996, WPC shall have made no dividend, consulting or other payment to the Sellers, except for normal payments to the Sellers to cover their federal and state income tax obligations as calculated on an accrual basis for income tax purposes, but not to exceed the accrued earnings generated for the period January 1, 1997 through the date of Closing, and to Sellers for their employment salaries (not to exceed current compensation);

               (xxii) except as set forth on the Disclosure Schedule, since December 31, 1996, WPC shall not have transferred, conveyed, disposed of and/or sold any of Material assets, except in the Ordinary Course of Business;

               (xxiii) except for capital expenditures related to the relocation of the principal office of WPC (an estimate of which is set forth on the Disclosure Schedule), since December 31, 1996, WPC, without the prior written consent of Buyer, shall not have made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 individually or $200,000 in the aggregate, or outside the Ordinary Course of Business;

               (xxiv) WPC's Adjusted EBIT for the twelve (12) month period ended November 30, 1997 shall equal and/or exceed $600,000; and

               (xxv) all Intellectual Property created or developed by any Seller and any other current employee of WPC that has been used historically by WPC or is being used currently by WPC shall be one hundred percent (100%) owned by WPC as of the Closing Date.

     The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing. If the Closing occurs, Buyer shall be deemed to have waived any unsatisfied condition to its obligations hereunder.

         (b) CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

               (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all Material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all Material respects through the Closing;

               (iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Sellers a certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

               (v) the Parties and WPC shall have received all other authorizations, consents, and approvals of governments and governmental agencies set forth herein and in the Disclosure Schedule;

               (vi) each of the persons and entities listed on Annex IV shall have received from the Buyer an executed consulting or employment agreement in the form and substance reasonably satisfactory to Sellers;

               (vii) the Sellers shall have received from counsel to the Buyer an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to the Sellers and dated as of the Closing Date; and

               (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

         The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing. If the Closing occurs, Sellers shall be deemed to have waived any unsatisfied condition to their obligations hereunder.

     8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL. All of the representations and warranties of the Sellers contained in Section 4 above (other than the representations and warranties of the Sellers contained in Section 4(h) above) shall survive the Closing hereunder (even if the Buyer had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect for a period of eighteen (18) months thereafter. The other representations, warranties, and covenants of the Parties contained in this Agreement (including the representations and warranties of the Sellers contained in Section 4(h) above) shall survive the Closing (even if the damaged Party had reason to know of any misrepresentation or breach of warranty or covenant at the time of the Closing) and continue in full force and effect for a period of seven (7) years thereafter, except as otherwise provided elsewhere in this Agreement.

         (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

               (i) In the event the Sellers breach any of their Joint and Several representations, warranties, agreements, and covenants contained herein, and provided that the particular representation, warranty, agreement, or covenant survives the Closing and that the Buyer makes a written claim for indemnification against the Sellers pursuant to Section 10(h) below within the applicable survival period, then each of the Sellers agree to indemnify the Buyer from and against his Allocable Portion of the Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period, but specifically not consequential damages unless as a result of fraud or willful misconduct) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Sellers contained in Section 4 above (i) until the Buyer has suffered aggregate losses by reason of all such breaches in excess of a $60,000 threshold (at which point the Sellers will be obligated to indemnify the Buyer from and against all such aggregate losses including losses relating back to the first dollar) and (ii) in excess of the lesser of (a) the actual amount of the Earned Payout Amounts and (b) $8,000,000 (but in no event less than $3,000,000) (after which point Sellers shall have no obligation to indemnify Buyer from and against further such Adverse Consequences); provided, further, however, that the limitations set forth in (i) and (ii) above specifically shall not apply to the liability of Sellers with respect to Adverse Consequences resulting from or attributable to intentional fraud or any willful misconduct by the Sellers, and the limitation set forth in
     (ii) above shall specifically not apply to the liability of Sellers with respect to Adverse Consequences resulting from or attributable to any breaches of the representations and warranties contained in Section 4(g),
     Section 4(h) and Section 4(n) hereof.

               (ii) In the event any Seller breaches any of its Several representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Buyer makes a written claim for indemnification against such Seller pursuant to Section 10(h) below within the applicable survival period, then the Seller agrees to indemnify the Buyer from and against his Allocable Portion of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach up to an amount equal to such Seller's Allocable Portion of the Purchase Price.

               (iii) Each of the Sellers agree to indemnify the Buyer from and against his Allocable Portion of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of WPC arising under Reg. Section 1.1502-6 (because WPC once was a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than WPC also was a member of the Affiliated Group).

               (iv) The Sellers agree to indemnify the Buyer from and against the entirety of any Taxes which may become due and owing to the State of Illinois by reason of the transactions contemplated by this Agreement.

               (v) The Sellers agree to indemnify the Buyer from and against the entirety of any brokerage fees or investment banking commissions due by Sellers or WPC by reason of the transactions contemplated by this Agreement.

               (vi) The Sellers shall be liable for, and hereby indemnifies, the Buyer for all income Taxes imposed on WPC with respect to any taxable year or period beginning before and ending after the Closing Date, for the portions of such taxable year or period ending prior to the Closing Date; provided, however, that such indemnity shall be made only to the extent such Taxes are in excess of the reserve, if any, for such Tax Liability used to determine the Net Working Capital of WPC. In order to apportion appropriately any income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of WPC as of the Closing Date. In any case where applicable law does not permit WPC to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income Taxes of WPC, for a portion of a taxable year or period, such determination shall (unless otherwise agree to in writing by the Buyer and the Sellers) be determined by a closing of WPC's books, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In no event shall such apportionment of income Taxes be greater than the income Taxes which would have been allocated to WPC if such income Taxes had been based upon a time period in proportion to the number of days during such taxable year or period the Sellers and Buyer owned the stock in WPC.

               (vii) The Parties shall make appropriate adjustments for tax benefits in determining the liability of the Sellers under this Section 8.

         (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Sellers make a written claim for indemnification against the Buyer pursuant to Section 10(h) below within the applicable survival period, then the Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

         (d) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall notify in writing each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged and materially prejudiced from adequately defending such claim. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies in writing the Indemnified Party within twenty (20) business days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Party(ies) to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

         (e) DETERMINATION OF LOSS. The Parties shall make appropriate adjustments for Tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money (using the Applicable Rate as the discount rate) in determining the amount of loss for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

         (f) EXCLUSIVE REMEDY. The Parties acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Parties for any breach of the representations and warranties of the Parties contained in Section 3 or Section 4 of this Agreement.

         (g) PAYMENT; GENERAL RIGHT OF OFFSET. The Indemnifying Parties shall promptly pay to the Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which such Indemnified Party may become entitled to by reason of the provisions of this Agreement. Notwithstanding the foregoing, in connection with the indemnification of Buyer pursuant to Section 8(b)(i) above, Buyer shall first seek indemnification payments through offset against any Earned Payout Amount payable to Sellers and WPC Optionholders, after an indemnification claim has been made therefor, for the amount of any Adverse Consequences or any other payments to which Buyer may become entitled to by reason of the provisions of this Agreement (any excess may then be made against the Cash Portion of the Purchase Price, subject to the limitations set forth in Section 8(b)(i) above). In the event that Buyer offsets more than the amount of any Adverse Consequences (as finally determined), Buyer shall be responsible to Sellers and WPC Optionholders for such sums which should not have been subject to an offset, together with interest at the Applicable Rate.

         (h) OTHER INDEMNIFICATION PROVISIONS. Except as provided in Section 8(f) above, the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

         (i) ARBITRATION WITH RESPECT TO CERTAIN INDEMNIFICATION MATTERS. THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT OR ANY DISPUTED INDEMNIFICATION CLAIM MADE PURSUANT TO THIS
SECTION 8. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE

CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST A PANEL OF THREE ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN THE CHICAGO, ILLINOIS METROPOLITAN AREA, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD. THE ARBITRATION WILL BE SUBJECT TO THE FOLLOWING
CONDITIONS:

               (i) THAT EACH PARTY SHALL BE ENTITLED TO DISCOVERY PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE AND FEDERAL RULES OF EVIDENCE;

               (ii) THAT EVIDENCE SHALL BE COMPETENT ONLY IF IT IS ADMISSIBLE IN EVIDENCE, UNDER THE FEDERAL RULES OF CIVIL PROCEDURE AND FEDERAL RULES OF EVIDENCE; AND

               (iii) THAT THE LOSING PARTY SHALL PAY THE REASONABLE LEGAL FEES AND COSTS OF THE PREVAILING PARTY, AS SHALL BE DETERMINED BY THE ARBITRATOR.

     9. TERMINATION.

         (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

               (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event the Sellers are in breach of any Material representation, warranty, or covenant contained in this

     Agreement in any Material respect and such breach has not been cured within ten (10) days of written notice thereof, and the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in breach of any Material representation, warranty, or covenant contained in this Agreement in any Material respect and such breach has not been cured within ten (10) days of written notice thereof;

               (iii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if the Closing shall not have occurred on or before January 11, 1998 by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or

               (iv) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before January 11, 1998 by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Sellers himself or itself breaching any representation, warranty, or covenant contained in this Agreement).

               (v) No later than two (2) days before the Closing, the Buyer may terminate this Agreement by giving written notice to the Sellers if the Buyer is not reasonably satisfied with the results of its interviews with the key employees and/or customers of WPC provided for in Section 5(e).

         Nothing contained in this Section 9(a) shall alter, affect, modify or restrict either Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement.

         (b) EFFECT OF TERMINATION. If either Buyer or Sellers terminate this Agreement pursuant to Section 9(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party. Notwithstanding the foregoing, that certain letter agreement regarding confidentiality of information between WPC and the Buyer (a copy of which is attached hereto as Exhibit F) (the "CONFIDENTIALITY AGREEMENT") shall survive such termination.

     10. MISCELLANEOUS.

         (a) THE SELLERS.

               (i) When any particular Seller (as opposed to the Sellers as a group) makes a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "SEVERAL" obligation of that Seller. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible for any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The covenants of each of the Sellers in Section 2(a) above concerning the sale of his WPC Shares to the Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are examples of Several obligations.

               (ii) When the Sellers as a group make a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "JOINT AND SEVERAL" obligation of the Sellers. This means that, subject to the limitations set forth in Article 8, each Seller will be responsible for the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of the Sellers in Section 4 above concerning WPC are examples of Joint and Several obligations.

         (b) PRESS RELEASES AND ANNOUNCEMENTS. Except as may be required by applicable securities laws or stock exchange requirements, no Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Buyer and the Sellers, which written approval will not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

         (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof; provided, however, that unless and until the consummation of the purchase and sale transaction contemplated hereunder occurs, the Confidentiality Agreement shall remain in full force and effect.

         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to a wholly-owned Subsidiary (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

         (f) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to WPC or the Sellers:

              Mr. Randal A. Zahora
              c/o Workgroup Productivity Corporation
              3075 Highland Parkway, Suite 150
              Downers Grove, Illinois  60515
              Tel:    (630) 434-0100
              Fax:    (630) 434-2490

         with a copy to:

              Michael P. O'Neil, Esq.
              Freeborn & Peters
              311 S. Wacker Drive
              Suite 3000
              Chicago, Illinois  60606
              Tel:    (312) 360-6000
              Fax:    (312) 360-6520


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

         If to the Buyer:

              CORESTAFF, Inc.
              4400 Post Oak Parkway, Suite 1130
              Houston, Texas  77027
              Attn.:  Michael T. Willis
              Tel:    (713) 548-3400
              Fax:    (713) 627-1059

         with a copy to:

              Peter T. Dameris, Esq.
              CORESTAFF, Inc.
              4400 Post Oak Parkway, Suite 1130
              Houston, Texas  77027
              Tel:    (713) 548-3400
              Fax:    (713) 627-1059

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         (i) SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SELLERS AND BUYER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS (AND NOT THE CONFLICT OF LAWS) OF THE STATE OF ILLINOIS. EXCEPT AS PROVIDED IN SECTION 8(I), ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED IN A FEDERAL OR STATE COURT LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE SELLERS AND BUYER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY, IRREVOCABLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE SELLERS AND BUYER AGREES THAT A JUDGMENT, AFTER EXHAUSTION OF ALL AVAILABLE APPEALS, IN ANY SUCH ACTION OR PROCEEDINGS SHALL BE CONCLUSIVE AND BINDING UPON THEM, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY A SUIT UPON SUCH JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCED OF THIS JUDGMENT. EACH OF THE SELLERS AND BUYER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE SELLERS OR BUYER, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH IN SECTION 10(H) HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE SELLERS AND BUYER HEREBY WAIVES IRREVOCABLY, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE LAYING OF VENUE IN THE STATE OF ILLINOIS OR ANY CLAIM OF INCONVENIENT FORUM IN RESPECT OF ANY SUCH ACTION IN THE

NORTHERN DISTRICT OF THE STATE OF ILLINOIS TO WHICH IT MIGHT OTHERWISE NOW OR HEREAFTER BE ENTITLED IN ANY ACTIONS ARISING OUT OF OR BASED ON THIS AGREEMENT.

         (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (l) EXPENSES. Each of the Parties and WPC will bear his, her or its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers acknowledge and agree that WPC has not borne or will bear any of the Sellers' costs and expenses (including any of its legal fees and expenses and investment banking fees) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.







                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     BUYER:

                                     CORESTAFF, INC.



                                     By: /s/ Peter T. Dameris
                                         --------------------------------------
                                         Name:    Peter T. Dameris
                                                -------------------------------
                                         Title:   Senior Vice President
                                                -------------------------------


                                     WPC:

                                     WORKGROUP PRODUCTIVITY
                                     CORPORATION



                                     By: /s/ Randal A. Zahora
                                        ---------------------------------------
                                        Name:    Randal A. Zahora
                                                -------------------------------
                                        Title:   President
                                                -------------------------------


                                    SELLERS:


                                       /s/ Randal A. Zahora
                                    -------------------------------------------
                                    Randal A. Zahora


                                       /s/ Daniel Porcaro
                                    -------------------------------------------
                                    Daniel Porcaro


                                       /s/ William Madden
                                    -------------------------------------------
                                    William Madden